UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2016
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.
In a press release dated February 4, 2016, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Post Holdings, Inc. (“Post” or the “Company”) announced results for its first fiscal quarter ended December 31, 2015.
In the press release, the Company makes reference to certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net earnings available to common shareholders. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends.  These measures may not be comparable to similarly-titled measures of other companies. For additional information, see the non-GAAP reconciliation tables furnished with this Form 8-K in Exhibit 99.1. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.
The information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Executive Chairman Transition
Effective February 2, 2016, William P. Stiritz transitioned from Executive Chairman to non-executive Chairman of the Board of Directors of Post.  In lieu of receiving any traditional non-employee director compensation, Mr. Stiritz will continue to vest in his previously awarded stock options, which were granted on October 9, 2014 and October 15, 2013.
(e)    Amendment and Termination of Employment Agreement
Also on February 2, 2016, the Board approved the Third Amendment to and Termination of Employment Agreement with William P. Stiritz (the “Third Amendment”), which terminates the employment term of Mr. Stiritz effective February 2, 2016. A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
(e)    Equity Award
Also on February 2, 2016, the Board approved an award of 174,855 stock-settled restricted stock units (“RSUs”) to Robert V. Vitale, the President and Chief Executive Officer of Post.  The RSUs vest in full on the fifth anniversary of the date of grant, subject to certain acceleration events described in the award agreement.  These RSUs were granted under the Post Holdings, Inc. 2016 Long Term Incentive Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 2, 2016, the Board of Directors of the Company approved the Amended and Restated Bylaws of Post Holdings, Inc. (the “Amended Bylaws”), effective February 2, 2016. The Amended Bylaws, which took effect upon approval by the Board, revise Article III, Section 1 regarding the officers of the company and certain other administrative changes. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events
On February 2, 2016, the Board of Directors of the Company approved a share repurchase authorization of up to $300 million over the next two years. Repurchases may be made from time to time in the open market, private purchases, through forward, derivative, accelerated repurchase or automatic purchase transactions, or otherwise. The shares would be purchased with cash on hand and cash from operations. Any shares repurchased would be held as treasury stock.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2016	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
Name: Jeff A. Zadoks
Title: SVP & Chief Financial Officer

EXHIBIT INDEX

Exhibits Number	Description

3.1	Bylaws of Post Holdings, Inc. (As Amended and Restated February 2, 2016)
10.1	Third Amendment To and Termination of Employment Agreement with William P. Stiritz
99.1	First Quarter Earnings Press Release dated February 4, 2016

4